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                                BURKE INDUSTRIES, INC.
                               2250 South Tenth Street
                                  San Jose, CA 95112

                                     $30,000,000

                     FLOATING INTEREST RATE SENIOR NOTES DUE 2007

                            REGISTRATION RIGHTS AGREEMENT

                                                              New York, New York
                                                                  April 21, 1998

NationsBanc Montgomery Securities LLC
NationsBank Corporate Center
100 North Tryon Street, NC1-007-07-01
Charlotte, North Carolina  28255-0001

Ladies and Gentlemen:

          Burke Industries, Inc., a California corporation (the "Company"), proposes to issue and sell (the "Initial Placement") to the Initial Purchaser, upon the terms set forth in a purchase agreement of even date herewith (the "Purchase Agreement"), its Floating Interest Rate Senior Notes due 2007 (the "Notes"). As an inducement to the Initial Purchaser to enter into the Purchase Agreement and purchase the Notes and in satisfaction of a condition to your obligations under the Purchase Agreement, the Company and the Subsidiary Guarantors (as defined below) agree with you for the benefit of the holders from time to time of the Notes (including the Initial Purchaser) (each of the foregoing a "Holder" and together the "Holders"), as follows:

          1. DEFINITIONS. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "AFFILIATE" of any specified person means any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "CLOSING DATE" has the meaning set forth in the Purchase Agreement.

          "COMMISSION" means the Securities and Exchange Commission.

          "COMPANY" has the meaning set forth in the preamble hereto.

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          "EFFECTIVENESS TARGET DATE" has the meaning set forth in Section 5(b)
     hereto.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "EXCHANGE NOTES" means debt securities issued by the Company and guaranteed by the Subsidiary Guarantors, identical in all material respects to the Notes (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Notes or, if no such interest has been paid, from April 21, 1998 and (ii) the interest rate step-up provisions and the transfer restrictions pertaining to the Notes will be modified or eliminated, as appropriate, in the Exchange Notes), to be issued under the Indenture.

          "EXCHANGE OFFER" means the proposed offer to the Holders to issue and deliver to such Holders, in exchange for the Notes, a like principal amount of Exchange Notes.

          "EXCHANGE OFFER REGISTRATION PERIOD" means the longer of (A) the period until the consummation of the Exchange Offer and (B) two years after effectiveness of the Exchange Offer Registration Statement, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement; PROVIDED, HOWEVER, that in the event that all resales of Exchange Notes (including, subject to the time periods set forth herein, any resales by Exchanging Dealers) covered by such Exchange Offer Registration Statement have been made, the Exchange Offer Registration Statement need not remain continuously effective for the period set forth in clause (B) above.

          "EXCHANGE OFFER REGISTRATION STATEMENT" means a registration statement of the Company on an appropriate form under the Securities Act with respect to the Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "EXCHANGING DEALER" means any Holder (which may include the Initial Purchaser) that is a broker-dealer, electing to exchange Notes acquired for its own account as a result of market-making activities or other trading activities for Exchange Notes.

          "FINAL MEMORANDUM" has the meaning set forth in the Purchase
     Agreement.

          "GUARANTEES" has the meaning set forth in the Purchase Agreement.

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          "SUBSIDIARY GUARANTORS" has the meaning set forth in the preamble hereto.

          "HOLDER" has the meaning set forth in the preamble hereto.

          "INDENTURE" means the indenture relating to the Notes and the Exchange Notes, to be dated as of the Closing Date, among the Company, Burke Flooring Products, Inc., Burke Custom Processing, Inc., Burke Rubber Company, Inc. and Mercer Products Company, Inc. as Subsidiary Guarantors, and United States Trust Company of New York, as trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

          "INITIAL PLACEMENT" has the meaning set forth in the preamble hereto.

          "INITIAL PURCHASER" has the meaning set forth in the Purchase
     Agreement.

          "LIQUIDATED DAMAGES" has the meaning set forth in Section 5(b) hereto.

          "LOSSES" has the meaning set forth in Section 6(d) hereto.

          "MAJORITY HOLDERS" means the Holders of a majority of the aggregate principal amount of Notes registered under a Registration Statement.

          "MANAGING UNDERWRITERS" means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering under a Shelf Registration Statement.

          "NOTES" has the meaning set forth in the preamble hereto.

          "PROSPECTUS" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Notes or the Exchange Notes covered by such Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments.

          "PURCHASE AGREEMENT" has the meaning set forth in the preamble hereto.

          "REGISTRATION DEFAULT" has the meaning set forth in Section 5(b) hereto.

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          "REGISTRATION STATEMENT" means any Exchange Offer Registration
     Statement or Shelf Registration Statement that covers any of the Notes or the Exchange Notes (including the Guarantees thereon) pursuant to the provisions of this Agreement, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto, and all material incorporated by reference therein.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "SHELF REGISTRATION" means a registration effected pursuant to Section 3 hereof.

          "SHELF REGISTRATION PERIOD" has the meaning set forth in Section 3(b) hereof.

          "SHELF REGISTRATION STATEMENT" means a "shelf" registration statement of the Company pursuant to the provisions of Section 3 hereof, which covers some or all of the Notes or Exchange Notes, as applicable (including the Guarantees thereon), on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "SUBSIDIARY GUARANTORS" has the meaning set forth in the Indenture.

          "TRUSTEE" means the trustee with respect to the Notes or Exchange Notes, as applicable, under the Indenture.

          "UNDERWRITER" means any underwriter of Notes in connection with an offering thereof under a Shelf Registration Statement.

          2. EXCHANGE OFFER; RESALES OF EXCHANGE NOTES BY EXCHANGING DEALERS; PRIVATE EXCHANGE.

          (a) The Company and the Subsidiary Guarantors shall prepare and, on or prior to the 60th calendar day following the Closing Date, shall file with the Commission the Exchange Offer Registration Statement with respect to the Exchange Offer. The Company and the Subsidiary Guarantors shall use their best efforts (i) to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act on or prior to the 120th calendar day following the Closing Date and remain effective until the closing of the

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Exchange Offer and (ii) to consummate the Exchange Offer on or prior to the
150th calendar day following the Closing Date.

          (b) Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Subsidiary Guarantors shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder electing to exchange Notes for Exchange Notes (assuming that such Holder
(x) is not an "affiliate" of the Company within the meaning of the Securities Act, (y) is not a broker-dealer that acquired the Notes in a transaction other than as a part of its market-making or other trading activities and (z) if such Holder is not a broker-dealer, acquires the Exchange Notes in the ordinary course of such Holder's business, is not participating in the distribution of the Exchange Notes and has no arrangements or understandings with any person to participate in the distribution of the Exchange Notes) to resell such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

          (c) In connection with the Exchange Offer, the Company shall mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents, stating, in addition to such other disclosures as are required by applicable law:

          (i) that the Exchange Offer is being made pursuant to this Agreement and that all Notes validly tendered will be accepted for exchange;

          (ii)   the dates of acceptance for exchange;

          (iii) that any Note not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement;

          (iv) that Holders electing to have a Note exchanged pursuant to the Exchange Offer will be required to surrender such Note, together with the enclosed letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice prior to the close of business on the last day of acceptance for exchange; and

          (v) that Holders will be entitled to withdraw their election, not later than the close of business on the last day of acceptance for exchange, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for exchange and a statement that such Holder is withdrawing his election to have such Notes exchanged; and shall keep the Exchange Offer open for acceptance for not less than 30

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     days and not more than 45 days (or longer if required by applicable law)
     after the date notice thereof is mailed to the Holders; utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York; and comply in all respects with all applicable laws relating to the Exchange Offer.

          (d) As soon as practicable after the close of the Exchange Offer, the Company shall:

          (i) accept for exchange all Notes duly tendered and not validly withdrawn pursuant to the Exchange Offer;

          (ii) deliver to the Trustee for cancellation all Notes so accepted for exchange; and

          (iii) cause the Trustee promptly to authenticate and deliver to each Holder the Exchange Notes equal in principal amount to the Notes of such Holder so accepted for exchange.

          (e) The Initial Purchaser, the Company and the Subsidiary Guarantors acknowledge that, pursuant to interpretations by the staff of the Commission of Section 5 of the Securities Act, and in the absence of an applicable exemption therefrom, each Exchanging Dealer is required to deliver a Prospectus in connection with a sale of any Exchange Notes received by such Exchanging Dealer pursuant to the Exchange Offer in exchange for Notes acquired for its own account as a result of market-making activities or other trading activities. Accordingly, the Company and the Subsidiary Guarantors shall:

          (i) include the information set forth in Annex A hereto on the cover of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer, in Annex C hereto in the underwriting or plan of distribution section of the Prospectus forming a part of the Exchange Offer Registration Statement, and in Annex D hereto in the letter of transmittal delivered pursuant to the Exchange Offer; and

          (ii) use its best efforts to keep the Exchange Offer Registration Statement continuously effective under the Securities Act during the Exchange Offer Registration Period for delivery of the prospectus included therein by Exchanging Dealers in connection with sales of Exchange Notes received pursuant to the Exchange Offer, as contemplated by Section 4(h) below; PROVIDED, HOWEVER, that the Company shall not be required to maintain the effectiveness of the Exchange Offer Registration Statement for more than 60 days following the consummation of the Exchange Offer unless the Company has been notified in writing on or prior to the 60th day following the

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     consummation of the Exchange Offer by one or more Exchanging Dealers that such Holder has received Exchange Notes as to which it will be required to deliver a prospectus upon resale.

          (f) In the event that the Initial Purchaser determines that it is not eligible to participate in the Exchange Offer with respect to the exchange of Notes constituting any portion of an unsold allotment, upon the effectiveness of the Shelf Registration Statement as contemplated by Section 3 hereof and at the request of the Initial Purchaser, the Company shall issue and deliver to the Initial Purchaser, or to the party purchasing Exchange Notes registered under the Shelf Registration Statement from the Initial Purchaser, in exchange for such Notes, a like principal amount of Exchange Notes. The Company shall use its best efforts to cause the CUSIP Service Bureau to issue the same CUSIP number for such Exchange Notes as for Exchange Notes issued pursuant to the Exchange Offer.

          (g) The Company and the Subsidiary Guarantors shall use their best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the Commission. The Company shall inform the Initial Purchaser of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchaser shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Notes in the Exchange Offer.

          3. SHELF REGISTRATION. If (i) because of any change in law or applicable interpretations thereof by the Commission's staff, the Company determines upon advice of its outside counsel that it is not permitted to effect the Exchange Offer as contemplated by Section 2 hereof or (ii) for any reason other than those specified in clause (i) above, the Exchange Offer is not consummated within 150 days of the Closing Date unless the Exchange Offer has commenced, in which case, the Exchange Offer is not consummated within 30 days after the date on which the Exchange Offer was commenced or (iii) the Initial Purchaser so requests with respect to Notes held by it following consummation of the Exchange Offer, or (iv) any Holder (other than the Initial Purchaser) is not eligible to participate in the Exchange Offer or has participated in the Exchange Offer and has received Exchange Notes that are not freely tradeable or
(v) in the case where the Initial Purchaser participates in the Exchange Offer or acquires Exchange Notes pursuant to Section 2(f) hereof, the Initial Purchaser does not receive freely tradeable Exchange Notes in exchange for Notes constituting any portion of an unsold allotment (it being understood that, for purposes of this Section 3, (x) the requirement that the Initial Purchaser deliver a Prospectus containing the information required by Items 507 and/or 508 of Regulation S-K under the Securities Act in connection with sales of Exchange Notes acquired in exchange for such Notes shall result in such Exchange Notes being not "freely tradeable" and (y) the requirement that an Exchanging Dealer deliver a Prospectus in

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connection with sales of Exchange Notes acquired in the Exchange Offer in exchange for Notes acquired as a result of market-making activities or other trading activities shall not result in such Exchange Notes being not "freely tradeable"), the following provisions shall apply:

          (a) The Company and the Subsidiary Guarantors shall, as promptly as practicable (but in any event on or prior to 60 days after such filing obligation arises), file with the Commission a Shelf Registration Statement relating to the offer and sale of the Notes or the Exchange Notes, as applicable, by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement and Rule 415 under the Securities Act, PROVIDED that, with respect to Exchange Notes received by the Initial Purchaser in exchange for Notes constituting any portion of an unsold allotment, the Company and the Subsidiary Guarantors may, if permitted by current interpretations by the Commission's staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Regulation S-K Items 507 and/or 508, as applicable, in satisfaction of its obligations under this paragraph (a) with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

          (b) The Company and the Subsidiary Guarantors shall use their best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as possible after filing such Shelf Registration Statement (but in any event within 45 Business Days after such filing occurs) pursuant to this Section 3 and to keep such Shelf Registration Statement continuously effective in order to permit the Prospectus contained therein to be usable by Holders for a period of two years from the date the Shelf Registration Statement is declared effective by the Commission or such shorter period that will terminate when all the Notes or Exchange Notes, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Notes covered thereby not being able to offer and sell such Notes during that period, unless (i) such action is required by applicable law or (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 4(k) hereof, if applicable.

          4. REGISTRATION PROCEDURES. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply:

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          (a)    The Company and the Subsidiary Guarantors shall, within a
     reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchaser and its counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) and make such representatives of the Company and the Subsidiary Guarantors as shall be reasonably requested by the Initial Purchaser or its counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Initial Purchaser and its counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchaser or its counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) shall object, except for any amendment or supplement or document (a copy of which has been previously furnished to the Initial Purchaser and its counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel)) which counsel to the Company and the Subsidiary Guarantors shall advise the Company and the Subsidiary Guarantors, in the form of a written legal opinion, is required in order to comply with applicable law; the Initial Purchaser agrees that, if it receives timely notice and drafts under this clause (a), it will not take actions or make objections pursuant to this clause (a) such that the Company and the Subsidiary Guarantors are unable to comply with their obligations under Section 2.

          (b)    The Company and the Subsidiary Guarantors shall ensure that:

                 (i) any Registration Statement and any amendment thereto and any Prospectus contained therein and any amendment or supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder;

                 (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

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                                     10

                 (iii) any Prospectus forming part of any Registration Statement, including any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) (1) The Company shall advise the Initial Purchaser and, in the case of a Shelf Registration Statement, the Holders of Notes covered thereby, and, if requested by the Initial Purchaser or any such Holder, confirm such advice in writing:

                 (i) when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective; and

                 (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information.

          (2) During the Shelf Registration Period or the Exchange Offer Registration Period, as applicable, the Company shall advise the Initial Purchaser and, in the case of a Shelf Registration Statement, the Holders of Notes covered thereby, and, in the case of an Exchange Offer Registration Statement, any Exchanging Dealer that has provided in writing to the Company a telephone or facsimile number and address for notices, and, if requested by the Initial Purchaser or any such Holder or Exchanging Dealer, confirm such advice in writing:

                 (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                 (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                 (iii) of the happening of any event that requires the making of any changes in the Registration Statement or the Prospectus so that, as of such date, the Registration Statement or the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be

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                                     11


          accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

          (d) The Company and the Subsidiary Guarantors shall use their reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time.

          (e) The Company shall furnish to each Holder of Notes covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those incorporated by reference).

          (f) The Company shall, during the Shelf Registration Period, deliver to each Holder of Notes covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Notes in connection with the offering and sale of the Notes covered by the Prospectus or any amendment or supplement thereto.

          (g) The Company shall furnish to each Exchanging Dealer that so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including those incorporated by reference).

          (h) The Company shall, during the Exchange Offer Registration Period, promptly deliver to each Exchanging Dealer, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as such Exchanging Dealer may reasonably request for delivery by such Exchanging Dealer in connection with a sale of Exchange Notes received by it pursuant to the Exchange Offer; and the Company consents to the use of the Prospectus or any amendment or supplement thereto by any such Exchanging Dealer, as provided in Section (2)(e) above.

          (i) Prior to the Exchange Offer or any other offering of Notes pursuant to any Registration Statement, the Company and the Subsidiary Guarantors shall register or qualify or cooperate with the Holders of Notes included therein and their respective counsel in connection with the registration or qualification of such Notes for offer and sale under the securities or blue sky laws of such states as any such Holders reasonably

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                                     12


     request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such states of the Notes covered by such Registration Statement; PROVIDED, HOWEVER, that the Company and the Subsidiary Guarantors will not be required to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not then so qualified, to file any general consent to service of process or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          (j) The Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Notes to be sold pursuant to any Registration Statement free of any restrictive legends and in denominations of $1,000 or an integral multiple thereof and registered in such names as Holders may request prior to sales of Notes pursuant to such Registration Statement.

          (k)    Upon the occurrence of any event contemplated by paragraph
     (c)(2)(iii) of this Section 4, the Company and the Subsidiary Guarantors shall promptly prepare and file a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or any other required document so that, as thereafter delivered to purchasers of the Notes included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and, in the case of a Shelf Registration Statement, notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event.

          (l) Not later than the effective date of any such Registration Statement hereunder, the Company shall provide a CUSIP number for the Notes or Exchange Notes, as the case may be, registered under such Registration Statement, and provide the Trustee with printed certificates for such Notes or Exchange Notes, in a form eligible for deposit with The Depository Trust Company.

          (m) The Company shall use its best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

          (n) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), in a timely manner.

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                                     13


          (o) The Company may require each Holder of Notes to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information (including supplements thereto) regarding the Holder and the distribution of such Notes as the Company may from time to time reasonably require for inclusion in such Registration Statement and the Company and the Guarantors may exclude from such registration the Notes of any Holder that fails to furnish such information (including supplements thereto) within a reasonable period of time after receiving such request.

          (p) The Company shall, if requested, promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement, such information as the Managing Underwriters, if any, and Majority Holders reasonably agree should be included therein, and shall make all required filings of such Prospectus supplement or post-effective amendment promptly upon notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

          (q) In the case of any Shelf Registration Statement, the Company and the Subsidiary Guarantors shall enter into such agreements (including underwriting agreements) and take all other appropriate actions in order to expedite or to facilitate the registration or the disposition of any Notes included therein, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 6 (or such other provisions and procedures acceptable to the Majority Holders and the Managing Underwriters, if any) with respect to all parties to be indemnified pursuant to Section 6.

          (r) In the case of any Shelf Registration Statement, the Company and the Subsidiary Guarantors shall:

                 (i) make reasonably available for inspection by the Holders of Notes to be registered thereunder, any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company any and its subsidiaries;

                 (ii) cause the Company's and the Subsidiary Guarantors' officers, directors and employees to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations and make such representatives of the Company and the Subsidiary Guarantors as shall be reasonably requested by the Initial Purchaser or Managing Underwriters, if any, available for discussion of any such Registration Statement; PROVIDED, HOWEVER, that any information that is designated in writing by the Company or the Subsidiary Guarantors, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality other than as a result of a disclosure of such information by any such Holder, underwriter, attorney, accountant or agent;

                 (iii) make such representations and warranties to the Holders of Notes registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

                 (iv) obtain opinions of counsel to the Company and the Subsidiary Guarantors and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in similar underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

                 (v) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company and the Subsidiary Guarantors (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the underwriters, if any, and use reasonable efforts to have such letter addressed to the selling Holders of Notes registered thereunder (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accountants (AICPA) ("SAS 72")), in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with similar underwritten offerings, or if the provision of such "cold comfort" letters is not permitted by SAS No. 72 or if requested by the Initial Purchaser or its counsel in lieu of a "cold comfort" letter, an agreed-upon procedures letter under Statement on Auditing Standards No. 35 of the AICPA, covering matters requested by the Initial Purchaser or its counsel; and

                 (vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, and customarily delivered in similar offerings, including those to evidence compliance with Section 4(k) and with any conditions contained in the underwriting agreement or other agreement entered into by the Company.

          The foregoing actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 4(r) shall be performed at (A) the effectiveness of such Shelf Registration Statement and each post-effective amendment thereto and
     (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

          (s) The Company and the Subsidiary Guarantors shall, in the case of a Shelf Registration, use their best efforts to cause all Notes to be listed on any securities exchange or any automated quotation system on which similar securities issued by the Company are then listed if requested by the Majority Holders, to the extent such Notes satisfy applicable listing requirements.

          (t) The Company and the Subsidiary Guarantors shall use their best efforts to cause the Exchange Notes or Notes, as the case may be, to be rated by two nationally recognized statistical rating organizations (as such term is defined in Rule 436(g)(2) under the 1933 Act).

          5. REGISTRATION EXPENSES; REMEDIES. (a) The Company and the Subsidiary Guarantors shall bear all expenses incurred in connection with the performance of their obligations under Sections 2, 3 and 4 hereof, including without limitation: (i) all Commission or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Notes or Notes),
(iii) all expenses of any persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, if any, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and the Subsidiary Guarantors and, in the case of a Shelf Registration Statement, the fees and disbursements, of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchaser) and in the case of any Exchange Offer Registration Statement, the reasonable fees and expenses of counsel to the Initial Purchaser acting in connection therewith and (viii) the fees and disbursements of the independent public accountants of the Company and the Subsidiary Guarantors, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Notes by a Holder.

          (b) The Notes provide that if (i) the Company fails to file any of the Registration Statements required by this Agreement on or before the date specified for such filing, (ii) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (iii) the Company fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of the Notes during the periods specified in this Agreement (each such event referred to in clauses (i) through (iv) above a "Registration Default"), then the Company will pay liquidated damages ("Liquidated Damages") to each Holder of Notes, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $0.05 per week per $1,000 principal amount of Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional $0.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $0.30 per week per $1,000 principal amount of Notes. Upon the filing of the required Registration Statement, the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, Liquidated Damages will cease to accrue from the date of such filing, consummation or effectiveness, as the case may be; PROVIDED, HOWEVER, that, if after the date such Liquidated Damages cease to accrue, a different event specified in clause (i), (ii), (iii) or (iv) above occurs, Liquidated Damages may again commence accruing pursuant to the foregoing provisions.

          (c) Without limiting the remedies available to the Initial Purchaser and the Holders, the Company and the Subsidiary Guarantors acknowledge that any failure by the Company and the Subsidiary Guarantors to comply with their respective obligations under Sections 2 and 3 hereof may result in material irreparable injury to the Initial Purchaser or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Company's and the Subsidiary Guarantors' obligations under Sections 2 and 3 hereof.

          6. INDEMNIFICATION AND CONTRIBUTION. (a) In connection with any Registration Statement, the Company and each Guarantor jointly and severally agree to indemnify and hold harmless each Holder of Notes covered thereby (including the Initial Purchaser and, with respect to any Prospectus delivery as contemplated by Sections 2(e) and 4(h) hereof, each Exchanging Dealer) the directors, officers, employees and agents of such Holder and each person who controls such Holder within the meaning of either the Securities Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability (or action in respect thereof); PROVIDED, HOWEVER, that the Company and each Guarantor will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein; PROVIDED FURTHER, HOWEVER, that the Company and each Guarantor will not be liable in any case with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto to the extent that any such loss, claim, damage or liability (or action in respect thereof) resulted from the fact that any Holder or underwriter, in the case of a Shelf Registration sold Notes or Exchange Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented in any case where such delivery is required by the Securities Act, if the Company had previously complied with the provisions of Section 4(c)(2) and 4(f) or 4(g) hereof and if the untrue statement contained in or omission from such preliminary Prospectus or Prospectus was corrected in the Prospectus or then amended or supplemented. This indemnity agreement will be in addition to any liability that the Company or any Guarantor may otherwise have.

          The Company and each Guarantor also agree jointly and severally to indemnify or contribute to Losses of, as provided in Section 6(d) hereof, any underwriters of Notes registered under a Shelf Registration Statement, their employees, officers, directors and agents and each person who controls such underwriters on the same basis as that of the indemnification of the Initial Purchaser and the selling Holders provided in this Section 6(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(q) hereof.

          (b) Each Holder of Notes covered by a Registration Statement (including the Initial Purchaser and, with respect to any Prospectus delivery as contemplated by Sections 2(e) and 4(h) hereof, each Exchanging Dealer) severally agrees to indemnify and hold harmless (i) the Company and each Guarantor, (ii) each of the directors of the Company and each Guarantor, (iii) each of the officers of the Company and the Subsidiary Guarantors who signs such Registration Statement and (iv) each Person who controls the Company or any Guarantor within the meaning of either the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Company and each Guarantor to each such Holder, but only with respect to written information furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any such Holder may otherwise have.

          (c)    Promptly after receipt by an indemnified party under this
Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or
(b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses, and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based on written advice from counsel that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d)    In the event that the indemnity provided in paragraph (a) or
(b) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement that resulted in such Losses; PROVIDED, HOWEVER, that in no case shall the Initial Purchaser or any subsequent Holder of any Note or Exchange Note be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Note, or in the case of an Exchange Note, applicable to the Note that was exchangeable into such Exchange Note, as set forth on the cover page of the Final Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Notes purchased by such underwriter under the Registration Statement that resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Subsidiary Guarantors shall be deemed to be equal to the sum of (x) the total net proceeds from the Initial Placement (before deducting expenses) as set forth on the cover page of the Final Memorandum and (y) the total amount of additional interest that the Company was not required to pay as a result of registering the Notes covered by the Registration Statement that resulted in such Losses. Benefits received by the Initial Purchaser shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Notes or Exchange Notes, as applicable, registered under the Securities Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement that resulted in such Losses. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that did not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company or any Guarantor within the meaning of either the Securities Act or the Exchange Act, each officer of the Company or any Guarantor who shall have signed the Registration Statement and each director of the Company and each Guarantor shall have the same rights to contribution as the Company and each Guarantor, subject in each case to the applicable terms and conditions of this paragraph (d).

          (e) The provisions of this Section 6 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any Guarantor or any of the officers, directors or controlling persons referred to in Section 6 hereof, and will survive the sale by a Holder of Notes covered by a Registration Statement.

          7.     MISCELLANEOUS.

          (a) NO INCONSISTENT AGREEMENT. The Company and the Subsidiary Guarantors have not, as of the date hereof, entered into, nor shall any of them, on or after the date hereof, enter into, any agreement that conflicts with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

          (b) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of at least a majority of the then outstanding aggregate principal amount of Notes (or, after the consummation of any Exchange Offer in accordance with Section 2 hereof, of Exchange Notes); PROVIDED that, with respect to any matter that directly or indirectly affects the rights of the Initial Purchaser hereunder, the Company shall obtain the written consent of the Initial Purchaser. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Notes are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Notes being sold rather than registered under such Registration Statement.

          (c) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

          (i) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 7(c), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to NationsBanc Montgomery Securities LLC;

          (ii) if to the Initial Purchaser, at NationsBank Corporate Center, 100 North Tryon Street NCl-007-07-01, Charlotte, North Carolina 28255-0001; and

          (iii) if to the Company or any Guarantor, c/o the Company at 2250 South Tenth Street, San Jose, California 95112, Attention: Dave Worthington, with copies to J.F. Lehman & Company, 450 Park Avenue, Fifth Floor, New York, NY 10022, Attention: Keith Oster.

          All such notices and communications shall be deemed to have been duly given when received. The Initial Purchaser, on the one hand, or the Company or any Guarantor, on the other, by notice to the other party or parties may designate additional or different addresses for subsequent notices or communications.

          (d) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company or any Guarantor thereto, subsequent Holders of Notes and/or Exchange Notes. The Company and the Subsidiary Guarantors hereby agree to extend the benefits of this Agreement to any Holder of Notes and/or Exchange Notes and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

          (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

          (f) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (g) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (h) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

          (i) NOTES HELD BY THE COMPANY, ETC. Whenever the consent or approval of Holders of a specified percentage of principal amount of Notes or Exchange Notes is required hereunder, Notes or Exchange Notes, as applicable, held by the Company or its Affiliates (other than subsequent Holders of Notes or Exchange Notes if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Notes or Exchange Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          Please confirm that the foregoing correctly sets forth the agreement among the Company, the Subsidiary Guarantors and you.


                                   Very truly yours,

                                   BURKE INDUSTRIES, INC.


                                   By:  /s/ KEITH OSTER
                                        -------------------------------------
                                        Name:  Keith Oster
                                        Title:  Secretary


                                   BURKE FLOORING PRODUCTS, INC.
                                   BURKE CUSTOM PROCESSING, INC.
                                   BURKE RUBBER COMPANY, INC.
                                   MERCER PRODUCTS COMPANY, INC.
                                   Each, a Subsidiary Guarantor


                                   By:  /s/ KEITH OSTER
                                        -------------------------------------
                                        Name:  Keith Oster
                                        Title:  Secretary


The foregoing Agreement is hereby
accepted as of the date first above written.

NATIONSBANC MONTGOMERY SECURITIES LLC


By:  /s/  DAVID APPLE
     ---------------------------
     Name:  David Apple
     Title:  Associate

                                                                         ANNEX A


          Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amend or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business one year after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                                                      ANNEX B


          Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

                                                                         ANNEX C


          Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business one year after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

                                                                         ANNEX D


          If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes, it represents that the Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.